UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2011
CEREPLAST, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34689	91-2154289

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 N. Continental, Suite 100, El Segundo California	90245

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 310-615-1900
Copies to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Flr
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On January 26, 2011, Cereplast, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors for the sale of 2,596,500 Units at a price of $4.75 per unit. Each unit consists of one share of common stock (the “Shares”) and one warrant to purchase 0.25 shares of common stock (the “Warrants”). The Warrants have an exercise price of $6.35 per share and are exercisable for a period of five years commencing 180 days from the date of issuance. The Company anticipates the closing to occur on or around February 1, 2011.
The net proceeds to the Company from the offering, after deducting placement agent fees and estimated offering expenses, are anticipated to be approximately $11,000,000.
Pursuant to the terms of the Securities Purchase Agreement entered into with each of the investors, the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock and the shares underlying the warrants on or prior to 20 days following the closing date. The Securities Purchase Agreement provides for the payment of penalties of 1% or an aggregate of 10% of the purchase price of securities held, upon the occurrence of certain events outlined in the Securities Purchase Agreement, including, its failure to timely file the registration statement or have the registration statement timely declared effective.as required by the Securities Purchase Agreement.
Lazard Capital Markets LLC served as lead placement agent for the offering, and Merriman Capital, Inc. and Ardour Capital Investments, LLC acted as co-placement agents.
The Company relied upon an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.
The foregoing summaries of the terms of the Securities Purchase Agreement and the Warrants, are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1, and 10.2, respectively, and are incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information provided in Item 1.01 is incorporated in this Item 3.02 by reference.

Item 7.01 Regulation FD Disclosure
On January 27, 2011, the Company released a press release with respect to the matters discussed above. A copy of the Press Release is attached hereto as Exhibit 99.1.
The information in this Item 7.01, together with the information the Press Release attached hereto as Exhibit 99.1, are being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are filed with this report:

Exhibit
Number	Description
10.1	Securities Purchase Agreement dated as January 26, 2011.
10.2	Form of Warrant
99.1	Press Release issued on January 27, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: February 1, 2011

CEREPLAST, INC.
/s/ Frederic Scheer
Frederic Scheer
Chief Executive Officer